Exhibit 99.1

Orthofix Medical Reports Orthofix and SeaSpine Fourth Quarter and Full-Year 2022 Results

LEWISVILLE, Texas — March 6, 2023 — (NASDAQ:OFIX) The merger of Orthofix Medical Inc. ("Orthofix") and SeaSpine Holdings Corporation ("SeaSpine") became effective as of January 5, 2023. This news release includes the financial results of stand-alone Orthofix and stand-alone SeaSpine for the fourth quarter and full year ended December 31, 2022. As such, these financial results do not include any potential accounting adjustments the merger may have on future net sales or operating results.

Orthofix Fourth Quarter Highlights

•
Net sales of $122.2 million, a decrease of 2% on a reported basis and flat on a constant currency basis over prior year
•
Bone Growth Therapies net sales growth of approximately 3%, driven by the commercial roll-out of AccelStim™ Bone Healing Therapy and channel investments
•
Global Orthopedics net sales growth of over 6% on a constant currency basis driven by new product launches and channel investments

SeaSpine Fourth Quarter Highlights

•
Net sales of $63.4 million, an increase of 14% on a reported basis over prior year and an increase of 18% when adjusted to exclude the impact of SeaSpine’s exit from the European Spinal Implants market in the third quarter of 2022
•
U.S. Spinal Implants and Orthobiologics net sales growth of 23% and 20%, respectively, driven by recently launched products and expanded distribution
•
A record twelve 7D FLASH Technology System units placed in the fourth quarter, and the achievement of 100th unit placement milestone

“We are proud of the strong revenue results for the fourth quarter of 2022 within the legacy SeaSpine U.S. Spinal Implants and Orthobiologics portfolios as well as within the Orthofix Bone Growth Therapies and Global Orthopedics portfolios,” said Keith Valentine, President and Chief Executive Officer of Orthofix. “Following the completion of the merger on January 5th, we have begun our focused integration of these two highly complementary businesses to realize the meaningful synergy opportunities that we identified. We will continue to deliver innovative and differentiated solutions to both our surgeon and hospital partners, helping them provide the best treatment to their patients through a full continuum of care from pre-operative planning through post-surgical recovery. Our revenue guidance for the first quarter and the full year 2023 assumes minimal realization of potential revenue synergies, which we believe will accelerate as we move into 2024.”

Fourth Quarter Financial Results Overview

Orthofix Stand-Alone Fourth Quarter Net Sales and Financial Results

	Orthofix
	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2022	2021	Change	Constant Currency Change
Bone Growth Therapies	$51,003	$49,627	2.8%	2.8%
Spinal Implants	28,852	31,150	(7.4%)	(6.6%)
Biologics	13,696	15,071	(9.1%)	(9.1%)
Global Spine	93,551	95,848	(2.4%)	(2.1%)
Global Orthopedics	28,678	29,216	(1.8%)	6.4%
Net sales	$122,229	$125,064	(2.3%)	(0.1%)

Gross margin decreased to 73.0% compared to 73.4% in the prior year period.

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Net loss was $(7.1) million, or $(0.35) per share, compared to net loss of $(32.8) million, or $(1.65) per share in the prior year period. Adjusted net income was $3.8 million, or $0.19 per share, compared to adjusted net income of $5.4 million, or $0.27 per share in the prior year period.

EBITDA was $0.7 million, compared to $10.0 million in the prior year period. Adjusted EBITDA was $15.8 million, or 12.9% of net sales, compared to $17.0 million, or 13.6% of net sales, in the prior year period.

As of December 31, 2022, Orthofix's cash totaled $50.7 million, compared to $87.8 million as of December 31, 2021. As of December 31, 2022, Orthofix had no borrowings under its five year $300 million secured revolving credit facility; however, on January 3, 2023, and March 3, 2023, Orthofix borrowed $30.0 million and $15.0 million, respectively, under this credit facility to fund (i) the repayment of the outstanding balance on SeaSpine’s credit facility, (ii) certain merger-related expenses, and (iii) working capital purposes.

SeaSpine Stand-Alone Fourth Quarter Net Sales and Financial Results

	SeaSpine
	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2022	2021	Percentage Change
U.S. Spinal Implants and Enabling Technologies	$30,637	$27,315	12.2%
U.S. Orthobiologics	27,454	22,860	20.1%
U.S. Net Sales	58,091	50,175	15.8%
International Net Sales	5,282	5,413	(2.4%)
Net sales	$63,373	55,588	14.0%

Gross margin increased to 62.5% compared to 53.7% in the prior year period. Adjusted gross margin was 63.8% compared to 61.6% in the prior year period.

Net loss was $(19.0) million, or $(0.51) per share, compared to net loss of $(18.8) million, or $(0.52) per share in the prior year period. Adjusted EBITDA was $(5.7) million, or (9.1)% of net sales, compared to $(6.8) million, or (12.2)% of net sales in the prior year period.

As of December 31, 2022, SeaSpine's cash totaled $29.4 million, compared to $83.1 million as of December 31, 2021. As of December 31, 2022, SeaSpine had $26.2 million in borrowing outstanding under its credit facility, which was subsequently repaid in full on January 5, 2023, in connection with the merger.

Full Year Financial Results Overview

Orthofix Stand-Alone Full Year Net Sales and Financial Results

	Orthofix
	Year Ended December 31,
(U.S. Dollars, in thousands)	2022	2021	Change	Constant Currency Change
Bone Growth Therapies	$187,247	$187,448	(0.1%)	(0.1%)
Spinal Implants	109,546	115,094	(4.8%)	(4.0%)
Biologics	56,381	56,421	(0.1%)	(0.1%)
Global Spine	353,174	358,963	(1.6%)	(1.4%)
Global Orthopedics	107,539	105,516	1.9%	11.0%
Net sales	$460,713	$464,479	(0.8%)	1.5%

Gross profit decreased $12.4 million to $337.2 million. Gross margin decreased to 73.2% compared to 75.3% in the prior year period.

Net loss was $(19.7) million, or $(0.98) per share, compared to net loss of $(38.4) million, or $(1.95) per share in the prior year period. Adjusted net income was $6.0 million, or $0.30 per share, compared to adjusted net income of $17.2 million, or $0.86 per share in the prior year period.

EBITDA was $12.6 million, compared to $29.7 million in the prior year period. Adjusted EBITDA was $48.6 million, or 10.5% of net sales, compared to $61.3 million, or 13.2% of net sales, in the prior year period.

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SeaSpine Stand-Alone Full Year Net Sales and Financial Results

	SeaSpine
	Year Ended December 31,
(U.S. Dollars, in thousands)	2022	2021	Percentage Change
U.S. Spinal Implants and Enabling Technologies	$107,170	$88,192	21.5%
U.S. Orthobiologics	97,049	83,249	16.6%
U.S. Net Sales	204,219	171,441	19.1%
International Net Sales	33,312	20,010	66.5%
Net sales	$237,531	191,451	24.1%

Gross profit increased $33.0 million to $147.6 million. Gross margin increased to 62.1% compared to 59.9% in the prior year period. Adjusted gross margin was 63.8% compared to 63.5% in the prior year period.

Net loss was $(65.0) million, or $(1.76) per share, compared to net loss of $(54.3) million, or $(1.62) per share in the prior year period. Adjusted EBITDA was $(21.2) million, or (8.9)% of net sales, compared to $(22.9) million, or (12.0)% of net sales in the prior year period.

Business Outlook

As of the date hereof, the combined company expects the following net sales results for the quarter ended March 31, 2023, and the year ended December 31, 2023. These expectations are based on the current foreign currency exchange rates and do not assume any additional exchange rate changes that may occur this year and exclude the 2023 revenue results for SeaSpine for the four-day period prior to the closing of the merger .

	Current 2023 Outlook
(Unaudited, U.S. Dollars, in millions)	Low	High
Expected net sales for the first quarter	$166	$170
Expected full year net sales	743	753

The Company expects to provide additional elements of financial guidance in the future.

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the financial results for the fourth quarter and year ended December 31, 2022. Reported results include those for stand-alone Orthofix as well as stand-alone SeaSpine, which was merged into Orthofix effective January 5, 2023. Interested parties may access the conference call by dialing (888) 330-2508 in the U.S. and Canada, and (240) 789-2735 in all other locations, and referencing the access code 9556380. A replay of the call will be available for three weeks by dialing (800) 770-2030 in the U.S. and Canada, and (647) 362-9199 in all other locations, and entering the access code 9556380. A webcast of the conference call may be accessed at ir.Orthofix.com.

About Orthofix

The newly merged Orthofix-SeaSpine organization is a leading global spine and orthopedics company with a comprehensive portfolio of biologics, innovative spinal hardware, bone growth therapies, specialized orthopedic solutions and a leading surgical navigation system. Its products are distributed in 68 countries worldwide. The Company intends to announce a new name for the Orthofix-SeaSpine organization in the future, but in the interim will continue to operate under the Orthofix name.

The Company is headquartered in Lewisville, Texas, and has primary offices in Carlsbad, CA, with a focus on spinal product innovation and surgeon education, and Verona, Italy, with an emphasis on product innovation, production, and medical education for Orthopedics. The Orthofix-SeaSpine organization’s global R&D, commercial and manufacturing footprint also includes facilities and offices in Irvine, CA, Toronto, Canada, Sunnyvale, CA, Wayne, PA, Olive Branch, MS, Maidenhead, UK, Munich, Germany, Paris, France, and Sao Paolo, Brazil. For more information, please visit www.orthofix.com.

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Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. In this news release, such forward-looking statements include, but are not limited, to, statements relating to: our ability to continue to deliver innovative and differentiated solutions to both our surgeon and hospital partners and to help them provide the best treatment to their patients; and our revenue guidance for the first quarter and the full year 2023, including our belief that realization of potential revenue synergies will accelerate as we move into 2024. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described under the heading “Risk Factors” in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2023, as well as subsequent Quarterly Reports on Form 10-Q and other information filed with the SEC. Factors that could cause or contribute to such differences may include, but are not limited to, (i) risks related to the integration of the legacy Orthofix and SeaSpine businesses and the ability of the combined company to realize the expected long-term financial and other benefits of the merger; (i) risks relating to the effects of the COVID-19 pandemic on our business, (iii) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities, (iv) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (v) development and acceptance of new products or product enhancements, (vi) clinical and statistical verification of the benefits achieved via the use of our products, (vii) our ability to adequately manage inventory, (viii) our ability to recruit and retain management and key personnel (including in connection with disruptions and uncertainties that may occur as the legacy Orthofix and SeaSpine businesses are integrated and the respective management and leadership teams are combined), (ix) global economic instability and potential supply chain disruption, including as a result of Russia’s invasion of Ukraine and resulting sanctions, and (x) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”).

This list of risks, uncertainties, and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be inaccurate (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

Company Contact
Orthofix Medical Inc.
Alexa Huerta
P: 214-937-3190
E: alexahuerta@orthofix.com

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ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(U.S. Dollars, in thousands, except share and per share data)	2022	2021	2022	2021
	(Unaudited)
Net sales	$122,229	$125,064	$460,713	$464,479
Cost of sales	33,053	33,254	123,544	114,914
Gross profit	89,176	91,810	337,169	349,565
Sales and marketing	59,324	57,098	228,810	221,318
General and administrative	25,470	18,262	79,966	69,353
Research and development	13,152	13,243	49,065	49,621
Acquisition-related amortization and remeasurement	2,274	12,560	(7,404)	17,588
Operating income (loss)	(11,044)	(9,353)	(13,268)	(8,315)
Interest expense, net	(229)	(437)	(1,288)	(1,837)
Other expense, net	4,286	185	(3,150)	(3,343)
Loss before income taxes	(6,987)	(9,605)	(17,706)	(13,495)
Income tax benefit (expense)	(75)	(23,207)	(2,043)	(24,884)
Net loss	$(7,062)	$(32,812)	$(19,749)	$(38,379)

Net loss per common share:
Basic	$(0.35)	$(1.65)	$(0.98)	$(1.95)
Diluted	(0.35)	(1.65)	(0.98)	(1.95)
Weighted average number of common shares (in millions):
Basic	20.2	19.9	20.1	19.7
Diluted	20.2	19.9	20.1	19.7

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except par value data)	December 31, 2022	December 31, 2021

Assets
Current assets
Cash and cash equivalents	$50,700	$87,847
Accounts receivable, net of allowances of $6,419 and $4,944, respectively	82,857	78,560
Inventories	100,150	82,974
Prepaid expenses and other current assets	22,283	20,141
Total current assets	255,990	269,522
Property, plant, and equipment, net	58,229	59,252
Intangible assets, net	47,388	52,666
Goodwill	71,317	71,317
Other long-term assets	25,705	23,866
Total assets	$458,629	$476,623
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$27,598	$26,459
Current portion of finance lease liability	652	2,590
Other current liabilities	55,374	76,781
Total current liabilities	83,624	105,830
Long-term portion of finance lease liability	19,239	19,890
Other long-term liabilities	18,906	13,969
Total liabilities	121,769	139,689
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000 shares authorized; 20,162 and 19,837 issued and outstanding as of December 31, 2022 and 2021, respectively	2,016	1,983
Additional paid-in capital	334,969	313,951
Retained earnings	1,251	21,000
Accumulated other comprehensive loss	(1,376)	—
Total shareholders’ equity	336,860	336,934
Total liabilities and shareholders’ equity	$458,629	$476,623

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of operating income (loss), net income (loss), EPS, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income (loss)," "Adjusted EPS," and "Free cash flow" that include or exclude items specified in the tables. The GAAP measures shown in the tables below represent the most comparable GAAP measure to the applicable non-GAAP measure(s) shown in the table. For further information regarding why the Company believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this press release filed today with the Securities and Exchange Commission ("SEC") available on the SEC's website at www.sec.gov and on the “Investors” page of the Company’s website at www.orthofix.com.

EBITDA and Adjusted EBITDA

	Three Months Ended December 31, 2022
(Unaudited, U.S. Dollars, in thousands)	Total Orthofix	Global Spine	Global Orthopedics	Corporate
Operating income (loss)	$(11,044)	$8,184	$(1,901)	$(17,327)
Other income (expense), net	4,286	990	2,258	1,038
Depreciation and amortization	5,348	2,784	1,440	1,124
Amortization of acquired intangibles	2,073	1,916	157	—
EBITDA	$663	$13,874	$1,954	$(15,165)
Share-based compensation	4,917	1,980	507	2,430
Foreign exchange impact	(4,195)	(1,052)	(2,192)	(951)
Strategic investments	9,844	41	498	9,305
Acquisition-related fair value adjustments	200	200	—	—
Loss on investment securities	—	—	—	—
Legal judgments/settlements	337	156	131	50
Succession and transition charges	—	—	—	—
Medical device regulation	3,487	1,740	1,743	4
Business interruption - COVID-19	513	509	2	2
Adjusted EBITDA	$15,766	$17,448	$2,643	$(4,325)
As a % of net sales	12.9%	14.3%	2.2%	-3.5%

	Year Ended December 31, 2022
(Unaudited, U.S. Dollars, in thousands)	Total Orthofix	Global Spine	Global Orthopedics	Corporate
Operating income (loss)	$(13,268)	$43,062	$(8,646)	$(47,684)
Other income (expense), net	(3,150)	(626)	(2,087)	(437)
Depreciation and amortization	20,599	10,663	5,826	4,110
Amortization of acquired intangibles	8,420	7,550	870	—
EBITDA	$12,601	$60,649	$(4,037)	$(44,011)
Share-based compensation	18,334	7,318	1,836	9,180
Foreign exchange impact	3,291	860	2,136	295
Strategic investments	16,028	194	1,071	14,763
Acquisition-related fair value adjustments	(15,595)	(15,595)	—	—
Loss on investment securities	188	—	—	188
Legal judgments/settlements	803	397	354	52
Succession and transition charges	146	10	—	136
Medical device regulation	10,370	6,494	3,887	(11)
Business interruption - COVID-19	2,387	2,365	20	2
Adjusted EBITDA	$48,553	$62,692	$5,267	$(19,406)
As a % of net sales	10.5%	13.6%	1.1%	-4.2%

	Three Months Ended December 31, 2021
(Unaudited, U.S. Dollars, in thousands)	Total Orthofix	Global Spine	Global Orthopedics	Corporate
Operating income (loss)	$(9,353)	$9,016	$(9,484)	$(8,885)
Other income (expense), net	185	(279)	(233)	697
Depreciation and amortization	5,189	2,613	1,557	1,019
Amortization of acquired intangibles	14,013	1,829	12,184	—
EBITDA	$10,034	$13,179	$4,024	$(7,169)
Share-based compensation expense	3,956	1,645	523	1,788
Foreign exchange impact	807	294	564	(51)
Strategic investments	1,817	429	276	1,112
Acquisition-related fair value adjustments	(1,190)	(1,195)	—	5
(Gain) loss on investment securities	(643)	—	—	(643)
Legal judgments/settlements	352	69	279	4
Succession and transition charges	75	30	8	37
Medical device regulation	2,111	1,008	545	558
Business interruption - COVID-19	(312)	2,297	(2,618)	9
Adjusted EBITDA	$17,007	$17,756	$3,601	$(4,350)
As a % of net sales	13.6%	14.2%	2.9%	-3.5%

	Year Ended December 31, 2021
(Unaudited, U.S. Dollars, in thousands)	Total Orthofix	Global Spine	Global Orthopedics	Corporate
Operating income (loss)	$(8,315)	$41,382	$(14,359)	$(35,338)
Other income (expense), net	(3,343)	(917)	(2,257)	(169)
Depreciation and amortization	20,647	10,367	6,464	3,816
Amortization of acquired intangibles	20,708	7,182	13,526	—
EBITDA	$29,697	$58,014	$3,374	$(31,691)
Share-based compensation expense	15,416	6,361	2,145	6,910
Foreign exchange impact	3,981	966	2,203	812
Strategic investments	5,700	823	2,329	2,548
Acquisition-related fair value adjustments	(2,015)	(1,645)	—	(370)
(Gain) loss on investment securities	(643)	—	—	(643)
Legal judgments/settlements	33	462	(381)	(48)
Succession and transition charges	739	482	70	187
Medical device regulation	8,034	2,753	2,112	3,169
Business interruption - COVID-19	320	2,870	(2,592)	42
Adjusted EBITDA	$61,262	$71,086	$9,260	$(19,084)
As a % of net sales	13.2%	15.3%	2.0%	-4.1%

Adjusted Net Income

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2022	2021	2022	2021
Net loss	$(7,062)	$(32,812)	$(19,749)	$(38,379)
Foreign exchange impact	(4,195)	807	3,291	3,981
Strategic investments	9,841	1,837	16,006	5,813
Acquisition-related fair value adjustments	200	(1,190)	(15,595)	(2,015)
Amortization of acquired intangibles	2,073	14,019	8,425	20,732
(Gain) loss on investment securities	—	(643)	188	(643)
Legal judgments/settlements	337	352	803	33
Succession and transition charges	—	75	146	739
Medical device regulation	3,491	2,111	10,381	8,034
Business interruption - COVID-19	514	(310)	2,395	328
Long-term income tax rate adjustment	(1,402)	21,195	(291)	18,537
Adjusted net income	$3,797	$5,441	$6,000	$17,160

Adjusted EPS

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, per diluted share)	2022	2021	2022	2021
EPS	$(0.35)	$(1.65)	$(0.98)	$(1.95)
Foreign exchange impact	(0.21)	0.04	0.16	0.20
Strategic investments	0.49	0.09	0.79	0.29
Acquisition-related fair value adjustments	0.01	(0.06)	(0.77)	(0.10)
Amortization of acquired intangibles	0.10	0.70	0.42	1.04
Loss on investment securities	—	(0.03)	0.01	(0.03)
Legal judgments/settlements	0.02	0.02	0.04	—
Succession and transition charges	—	—	0.01	0.04
Medical device regulation	0.17	0.11	0.52	0.40
Business interruption - COVID-19	0.03	(0.02)	0.12	0.02
Long-term income tax rate adjustment	(0.07)	1.07	(0.02)	0.95
Adjusted EPS	$0.19	$0.27	$0.30	$0.86

Weighted average number of diluted common shares (treasury stock method, in millions)	20.3	20.0	20.1	20.0

Cash Flow and Free Cash Flow

	Year Ended December 31,
(U.S. Dollars, in thousands)	2022	2021
Net cash from operating activities	$(11,538)	$18,475
Net cash from investing activities	(24,534)	(23,013)
Net cash from financing activities	(78)	(3,621)
Effect of exchange rate changes on cash	(997)	(815)
Net change in cash and cash equivalents	$(37,147)	$(8,974)

	Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2022	2021
Net cash from operating activities	$(11,538)	$18,475
Capital expenditures	(23,160)	(19,592)
Free cash flow	$(34,698)	$(1,117)

SEASPINE HOLDINGS CORPORATION

Condensed Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(U.S. Dollars, in thousands, except share and per share data)	2022	2021	2022	2021
	(Unaudited)
Net sales	$63,373	$55,589	$237,531	$191,451
Cost of sales	23,780	25,727	89,920	76,864
Gross profit	39,593	29,862	147,611	114,587
Sales and marketing	36,208	30,886	131,726	107,299
General and administrative	16,137	10,889	54,035	42,944
Research and development	6,625	6,388	24,720	22,006
Intangible amortization	855	739	3,423	3,316
Operating loss	(20,232)	(19,040)	(66,293)	(60,978)
Other (expense) income, net	(55)	(157)	(1,031)	5,532
Loss before income taxes	(20,287)	(19,197)	(67,324)	(55,446)
Income tax benefit	1,329	411	2,315	1,100
Net loss	$(18,958)	$(18,786)	$(65,009)	$(54,346)

Net loss per common share:
Basic	$(0.51)	$(0.52)	$(1.76)	$(1.62)
Diluted	(0.51)	(0.52)	(1.76)	(1.62)
Weighted average number of common shares (in millions):
Basic	37.0	36.5	37.0	33.6
Diluted	37.0	36.5	37.0	33.6

SEASPINE HOLDINGS CORPORATION

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except par value data)	December 31, 2022	December 31, 2021

Assets
Current assets
Cash and cash equivalents	$29,418	$83,106
Accounts receivable, net of allowances of $137 and $74, respectively	42,311	36,231
Inventories	84,580	72,299
Prepaid expenses and other current assets	4,404	4,328
Total current assets	160,713	195,964
Property, plant, and equipment, net	62,379	46,892
Right of use assets	16,019	6,948
Intangible assets, net	46,985	42,056
Goodwill	84,595	84,595
Long-term trade receivable	4,203	—
Other assets	1,465	812
Total assets	$376,359	$377,267
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$20,724	$20,301
Accrued compensation	12,695	8,769
Accrued commissions	13,537	9,877
Short-term lease liability	2,463	2,234
Deferred revenue	2,180	1,545
Other accrued expenses and current liabilities	10,114	10,255
Total current liabilities	61,713	52,981
Long-term borrowings under credit facility	26,240	—
Long-term lease liability	14,787	5,866
Deferred tax liability, net	1,746	4,308
Contingent consideration liabilities	11,579	83
Other long-term liabilities	—	1,665
Total liabilities	116,065	64,903
Contingencies
Shareholders’ equity
Common stock, $0.01 par value; 120,000 authorized; 38,205 and 36,584 shares issued and outstanding at December 31, 2022 and 2021, respectively	382	366
Additional paid-in capital	597,308	584,031
Accumulated other comprehensive income	1,216	1,570
Accumulated deficit	(338,612)	(273,603)
Total shareholders’ equity	260,294	312,364
Total liabilities and shareholders’ equity	$376,359	$377,267

SEASPINE HOLDINGS CORPORATION
Non-GAAP Financial Measures

SeaSpine presents two financial measures in this press release not reported in accordance with GAAP: adjusted gross margin and adjusted EBITDA loss. Adjusted gross margin represents GAAP gross margin excluding the impact of the following items recorded to cost of goods sold: technology-related intangible asset amortization expense, nonrecurring, fixed NanoMetalene supplier processing charge, and purchase accounting inventory fair market value adjustment charges. Adjusted EBITDA loss represents earnings (loss) before interest, taxes, depreciation and amortization and excludes the impact of: other income / expense, fixed NanoMetalene supplier processing charge, spinal set instrument replacement and impairment expenses, stock-based compensation, non-recurring employee severance and other charges related to the restructuring of SeaSpine’s European sales and marketing organization, litigation special charges, purchase accounting inventory fair market value adjustment charges, acquisition and integration-related charges, and charges associated with SeaSpine's business combination with Orthofix. A reconciliation of GAAP gross margin to adjusted gross margin and of GAAP net loss to adjusted EBITDA loss for all periods presented in this press release appears in the financial tables below.

The Company believes that the presentation of SeaSpine's adjusted gross margin and adjusted EBITDA loss provides important supplemental information to management and investors regarding financial and business trends relating to legacy SeaSpine's historical results of operations. For further information regarding why the Company believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this press release filed today with the SEC available on the SEC's website at www.sec.gov and on the “Investors” page of the Company’s website at www.orthofix.com.

Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2022	2021	2022	2021
GAAP net loss	$(18,958)	$(18,786)	$(65,009)	$(54,346)
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	4,349	3,653	17,187	13,933
Other expense (income)	55	157	1,031	(5,532)
Income tax (benefit) provision	(1,329)	(411)	(2,315)	(1,100)
Fixed NanoMetalene supplier processing charge	—	3,704	—	3,704
Spinal set instrument replacement expense	2,630	1,239	7,179	3,904
Stock-based compensation	3,412	3,065	13,584	11,856
European sales and marketing organization restructuring	426	161	984	1,826
Litigation special charges	1,066	—	1,610	—
Purchase accounting inventory fair market value adjustments	—	125	208	542
Acquisition and integration-related charges (7D Surgical)	(16)	305	362	2,302
Business combination charges related to Orthofix	2,616	—	4,028	—
Adjusted EBITDA loss	(5,749)	(6,788)	(21,151)	(22,911)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2022	2021	2022	2021
Net sales	$63,373	$55,589	$237,531	$191,451
Less: Cost of sales	23,780	25,727	89,920	76,864
Gross profit	39,593	29,862	147,611	114,587
Add back:
Technology-related intangible asset amortization	864	551	3,821	2,718
Fixed NanoMetalene supplier processing charge	—	3,704	—	3,704
Purchase accounting inventory fair market value adjustments	—	125	208	542
Adjusted gross profit	40,457	34,242	151,640	121,551
Adjusted gross margin (Adjusted gross profit / Net sales)	63.8%	61.6%	63.8%	63.5%

Cash Flow and Free Cash Flow

	Year Ended December 31,
(U.S. Dollars, in thousands)	2022	2021
Net cash from operating activities	$(38,157)	$(33,512)
Net cash from investing activities	(40,325)	(55,358)
Net cash from financing activities	24,654	95,545
Effect of exchange rate changes on cash	140	(382)
Net change in cash and cash equivalents	$(53,688)	$6,293

	Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2022	2021
Net cash from operating activities	$(38,157)	$(33,512)
Capital expenditures	(37,752)	(26,041)
Free cash flow	$(75,909)	$(59,553)

Source

Orthofix Medical Inc.